EXHIBIT 4.9
EXECUTION COPY
THREE PARTY INTERCREDITOR AGREEMENT
     Intercreditor Agreement (this “Agreement”), dated as of June 16, 2006, among JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), The Bank of New York Trust Company, N.A, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), Merrill Lynch PCG, Inc., as Secured Party (in such capacity, with its successors and assigns, and as more specifically defined below, the “Third Priority Representative”) for the Third Priority Secured Parties (as defined below), Libbey Glass, Inc. (the “Borrower”) and each of the other Loan Parties (as defined below) party hereto.
     WHEREAS, the Borrower, Libbey Europe B.V., Libbey Inc., as a loan guarantor, the other Loan Parties, the First Priority Representative and certain financial institutions and other entities (the “First Priority Lenders”) are parties to that certain Credit Agreement, dated as of June 16, 2006 (the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrower and Libbey Europe, B.V.; and
     WHEREAS, the Borrower, the other Loan Parties and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), are parties to the Indenture, dated as of June 16, 2006 (the “Existing Second Priority Agreement”), pursuant to which the Borrower has issued to the holders (the “Holders”) its Floating Rate Senior Secured Notes due 2011 (the “Notes”), and may issue from time to time additional notes, upon the terms and subject to the conditions set forth therein and herein; and
     WHEREAS, the Borrower, the other Loan Parties and Merrill Lynch PGC, Inc. are parties to the Indenture, dated as of June 16, 2006 (the “Existing Third Priority Agreement”), pursuant to which the Borrower has issued to the holders (the “PIK Holders”) its Senior Subordinated Secured Pay in Kind Notes due 2011 (the “PIK Notes”), and may issue from time to time additional notes, upon the terms and subject to the conditions set forth therein and herein; and
     WHEREAS, the Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations; and
     WHEREAS, the Borrower and the other Loan Parties have granted to the Second Priority Representative security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and
     WHEREAS, the Borrower and the other Loan Parties have granted to the Third Priority Representative security interests in the Common Collateral as security for payment and performance of the Third Priority Obligations; and
     WHEREAS, it is a condition precedent to the purchase by the Holders of the Notes, by the PIK Holders of the PIK Notes, and to the obligations of the First Priority Lenders to make their respective extensions of credit from time to time to the Borrower that the parties hereto shall have executed and delivered this Agreement for the purpose of setting forth the relative priority of the liens created by the First Priority Security Documents, the Second Priority Security Documents and the Third Priority Security Documents (as such terms are hereinafter defined) in respect of the exercise of the rights and remedies in respect of the Common Collateral and the application of proceeds thereof;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
     SECTION 1. Definitions.
     1.1. Defined Terms. The following terms, as used herein, have the following meanings:
     “Additional First Priority Agreement” means any agreement approved for designation as such by the First Priority Representative, the Second Priority Representative and the Third Priority Representative.
     “Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Representative, the Second Priority Representative and the Third Priority Representative.
     “Additional Third Priority Agreement” means any agreement approved for designation as such by the First Priority Representative, the Second Priority Representative and the Third Priority Representative.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Borrower” has the meaning set forth in the introductory paragraph hereof.
     “Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Priority Secured Party (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services.
     “Common Collateral” means all assets that are First Priority Collateral, Second Priority Collateral and Third Priority Collateral.
     “DIP Financing” has the meaning set forth in Section 5.2.
     “Enforcement Action” means, with respect to the First Priority Obligations, the Second Priority Obligations or the Third Priority Obligations, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents, the Second Priority Documents or the Third Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
     “Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

     “Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Existing Third Priority Agreement” has the meaning set forth in the third WHEREAS clause of this Agreement.
     “First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.
     “First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.
     “First Priority Creditors” means the First Priority Lenders, or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.
     “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
     “First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.
     “First Priority Lender” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “First Priority Lien” means any Lien created by the First Priority Security Documents.
     “First Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (c) all Hedging Obligations, (d) all Cash Management Obligations and (e) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding; provided, however, that the total amount of outstanding principal under the First Priority Agreement shall not exceed (i) $180,000,000.00 at any time during the PIK Period or (ii) $200,000,000.00 at any time following the expiration of the PIK Period provided no Event of Default has occurred and is continuing under the Existing Third Priority Agreement (except, in the case of clause (ii), to the extent that the Third Priority Representative has agreed in writing to permit such amount to be larger). To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party or Third Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents), and (d) the First Priority Representative has delivered a written notice to the Second Priority Representative and the Third Priority Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Priority Secured Parties.
     “First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.
     “First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.
     “First Priority Security Documents” means the “US Collateral Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.
     “Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Priority Creditor (or any of its affiliates) in respect of any swap agreement or hedge agreement in respect of interest rates, currency exchange rates or commodity prices.
     “Holder” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Party” means the Borrower and each direct or indirect affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now or hereafter becomes a party to any First Priority Document, Second Priority Document or Third Priority Document; provided, however, that any Loan Party which is not organized under the laws of the United States of America or any state thereof or the District of Columbia and is not required to be a party to any Second Priority Document or Third Priority Document shall not be considered a Loan Party hereunder. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     “Note” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
     “PIK Holder” has the meaning set forth in the third WHEREAS clause of this Agreement.
     “PIK Note” has the meaning set forth in the third WHEREAS clause of this Agreement.
     “PIK Period” means the period of time from the issuance of the PIK Notes until the earlier of (x) the date on which the Borrower shall pay interest on the PIK Notes in cash and (y) the date on which the PIK Notes are redeemed.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
     “Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.
     “Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.
     “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

     “Second Priority Creditors” means the Holders, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.
     “Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.
     “Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.
     “Second Priority Lien” means any Lien created by the Second Priority Security Documents.
     “Second Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding; provided, however, that the total amount of outstanding principal under the Second Priority Agreement shall not exceed $306,000,000.00 (except to the extent that the First Priority Representative and the Third Priority Representative have agreed in writing to permit such amount to be larger). To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party or Third Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Obligations Payment Date” means the first date on which (a) the Second Priority Obligations have been indefeasibly paid in cash in full (or defeased in accordance with the terms of the First Priority Documents), and (b) the Second Priority Representative has delivered a written notice to the First Priority Representative and the Third Priority Representative stating that the events described in clause (a) have occurred to the satisfaction of the Second Priority Secured Parties.
     “Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.
     “Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.
     “Second Priority Security Documents” means the “Collateral Documents” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.
     “Secured Parties” means the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties.

     “Third Priority Agreement” means the collective reference to (a) the Existing Third Priority Agreement, (b) any Additional Third Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Third Priority Agreement, any Additional Third Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Third Priority Agreement hereunder shall be deemed a reference to any Third Priority Agreement then extant.
     “Third Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Third Priority Secured Party as security for any Third Priority Obligation.
     “Third Priority Creditors” means the PIK Holders, or any Persons that are designated under the Third Priority Agreement as the “Third Priority Creditors” for purposes of this Agreement.
     “Third Priority Documents” means each Third Priority Agreement, each Third Priority Security Document and each Third Priority Guarantee.
     “Third Priority Guarantee” means any guarantee by any Loan Party of any or all of the Third Priority Obligations.
     “Third Priority Lien” means any Lien created by the Third Priority Security Documents.
     “Third Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Third Priority Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Third Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding; provided, however, that the total amount of outstanding principal under the Third Priority Agreement shall not exceed $102,000,000.00 plus increases in such principal amount through the issuance of payment-in-kind notes pursuant to the terms of the Third Priority Agreement (except to the extent that the First Priority Reprentative has agreed in writing to permit such amount to be larger). To the extent any payment with respect to any Third Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, Second Priority Secured Party receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and Third Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Third Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Third Priority Representative” in any Third Priority Agreement other than the Existing Third Priority Agreement.
     “Third Priority Secured Party” means the Third Priority Representative, the Third Priority Creditors and any other holders of the Third Priority Obligations.

     “Third Priority Security Documents” means the “Collateral Documents” as defined in the Third Priority Agreement and any documents that are designated under the Third Priority Agreement as “Third Priority Security Documents” for purposes of this Agreement.
     “Trustee” has the meaning set forth in the second WHEREAS clause of this Agreement
     “Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no written assertion of liability and no written claim or demand for payment has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
     1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.
     SECTION 2. Lien Priorities.
     2.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (b) Any and all Liens now existing or hereafter created or arising in favor of any Third Priority Secured Party securing the Third Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations and the Second Priority Secured Parties securing the Second Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Third Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document, Second Priority Document or Third Priority Security Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations or Second Priority Secured Party securing any of the Second Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Third Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (c) No First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to any other. Notwithstanding any failure by any First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties, the Second Priority Secured Parties or the Third Priority Secured Parties, the priority and rights as among the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.
     2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties and the Third Priority Representative on behalf of the itself and the other Third Priority Secured Parties acknowledge that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and the Third Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations, the Second Priority Obligations or the Third Priority Obligations, or any portion thereof.
     2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative. The Third Priority Representative on behalf of itself and the other Third Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Third Priority Representative shall be in form satisfactory to the First Priority Representative and the Second Priority Representative.
     (b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Second Priority Representative shall be in form satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Administrative Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of June 16, 2006 among JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of New York Trust Company, N.A., as Collateral Agent, Merrill PCG, Inc., as Secured Party and the Loan Parties referred to therein, as amended from time to time.” The Third Priority Representative agrees on behalf of itself and the other Third Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Third Priority Representative shall be in form satisfactory to the First Priority Representative and the Second Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Administrative Agent, and its successors and assigns, in such property, and the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to The Bank of New York Trust Company, N.A., as Collateral Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of June 16, 2006 among JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of New York Trust Company, N.A., as Collateral Agent, Merrill PCG, Inc., as Secured Party, and the Loan Parties referred to therein, as amended from time to time.”
     (c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties, and the Third Priority Representative and the other Third Priority Secured Parties, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party, or the Third Priority Representative or any other Third Priority Secured Party, with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents or Third Priority Security Documents, as applicable; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     (d) The Second Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Second Priority Security Documents, such possession or control is also for the benefit of the Third Priority Representative and the other Third Priority Secured

Parties and the First Priority Representative and the other First Priority Secured Parties, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Second Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Third Priority Representative or any other Third Priority Secured Party, or the First Priority Representative or any other First Priority Secured Party, with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Third Priority Security Documents or First Priority Security Documents, as applicable; provided that subsequent to the occurrence of the Second Priority Obligations Payment Date, the Second Priority Representative shall (i) deliver to the Third Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Third Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties and shall not impose on the Second Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     (e) The Third Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Second Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties and the First Priority Representative and the other First Priority Secured Parties, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Third Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party, or the First Priority Representative or any other First Priority Secured Party, with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents or First Priority Security Documents, as applicable; provided that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties and shall not impose on the Third Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     2.4 No New Liens. (a) So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (x) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation or Third Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (y) if any Second Priority Secured Party or Third Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation or Third Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative or Third Priority Representative, as the case may be, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party or Third Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document or Third

Priority Document either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative or Third Priority Representative, as the case may be, may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties, and the Third Priority Secured Representative and the other Third Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.
     (b) So long as the Second Priority Obligations Payment Date has not occurred, the parties hereto agree that (x) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Third Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Second Priority Obligations and (y) if any Third Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Third Priority Obligation which assets are not also subject to the second-priority Lien of the Second Priority Representative under the Second Priority Documents, then the Third Priority Representative, upon demand by the Second Priority Representative, will without the need for any further consent of any other Third Priority Secured Party, notwithstanding anything to the contrary in any other Third Priority Document either (i) release such Lien or (ii) assign it to the Second Priority Representative as security for the Second Priority Obligations (in which case the Third Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Second Priority Secured Parties, the Third Priority Secured Representative and the other Third Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.
     SECTION 3. Enforcement Rights.
     3.1 Exclusive Enforcement. (a) Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party or Third Priority Secured Party, but subject to the proviso set forth in Section 5.1; provided, however, that (i) the Second Priority Representative may take and continue any Enforcement Action with respect to the Common Collateral after a period of at least 180 days has elapsed since the later of: (I) the date on which the Second Priority Representative declared the existence of a default with respect to the Second Priority Agreement, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of the Second Priority Obligations, and demanded payment thereof and (II) the date on which the First Priority Representative received a notice from the Second Priority Representative as to actions described in clause (I), above, and (ii) the Third Priority Representative may take and continue any Enforcement Action with respect to the Common Collateral after a period of at least 360 days has elapsed since the later of: (I) the date on which the Third Priority Representative declared the existence of a default with respect to the Third Priority Agreement, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of the Third Priority Obligations, and demanded payment therof and (II) the date on which the First Priority Representative and the Second Priority Representative received a notice from the Third

Priority Representative as to actions described in clause (I), above; provided further, however, that (x) neither the Second Priority Representative nor any other Second Priority Secured Party shall be entitled to exercise (and shall not exercise) any rights, powers, or remedies with respect to the Common Collateral if, notwithstanding the expiration of such 180 day period, the First Priority Representative or the other First Priority Secured Parties (A) shall have commenced and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative) or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies and (y) neither the Third Priority Representative nor any other Third Priority Secured Party shall be entitled to exercise (and shall not exercise) any rights, powers, or remedies with respect to the Common Collateral if, notwithstanding the expiration of such 360 day period, the First Priority Representative or the other First Priority Secured Parties, or the Second Priority Representative or the other Second Priority Secured Parties, (A) shall have commenced and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Common Collateral (prompt notice of such exercise to be given to the Third Priority Representative) or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion, in accordance with the terms of the First Priority Documents.
     (b) Following the occurrence of the First Priority Obligations Payment Date, and until the Second Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Second Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Third Priority Secured Party, but subject to the proviso set forth in Section 5.1; provided, however, that the Third Priority Representative may take and continue any Enforcement Action with respect to the Common Collateral after a period of at least 180 days has elapsed since the later of: (i) the date on which the Third Priority Representative declared the existence of a default with respect to the Third Priority Agreement, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of the Third Priority Obligations, and demanded payment thereof and (ii) the date on which the Second Priority Representative received a notice from the Third Priority Representative as to actions described in clause (i), above; provided further, however, that neither the Third Priority Representative nor any other Third Priority Secured Party shall be entitled to exercise (and shall not exercise) any rights, powers, or remedies with respect to the Common Collateral if, notwithstanding the expiration of such 180 day period, the Second Priority Representative or the other Second Priority Secured Parties (A) shall have commenced and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Common Collateral (prompt notice of such exercise to be given to the Third Priority Representative) or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. Following the occurrence of the First Priority Obligations Payment Date, and upon the occurrence and during the continuance of a default or an event of default under the Second Priority Documents, the Second Priority Representative and the other Second Priority Secured Parties may take and continue any Enforcement Action with respect to the Second Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion, in accordance with the terms of the Second Priority Documents.

     3.2 Standstill and Waivers. (a) The Second Priority Representative, on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, each agree that, until the First Priority Obligations Payment Date has occurred, subject to the provisos set forth in Section 3.1(a), Section 3.1(b) and Section 5.1:
     (1) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation or Third Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party or Third Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;
     (2) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party with respect to the Common Collateral;
     (3) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (3), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (4) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents to the extent done in conformance with the terms of this Agreement;
     (5) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document or Third Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document or Third Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Security Document or Third Priority Security Document;
     (6) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents or the Third Priority Security Documents; and
     (7) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
       (b) Following the occurrence of the First Priority Obligations Payment Date, the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that, until the Second Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:
     (1) it will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Third Priority Obligation pari passu with or senior to, or to give any Third Priority Secured Party any preference or priority relative to, the Liens with respect to the Second Priority Obligations or the Second Priority Secured Parties with respect to any of the Common Collateral;
     (2) it will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any Second Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any Second Priority Secured Party with respect to the Common Collateral;
     (3) it has no right to (i) direct either the Second Priority Representative or any other Second Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the Second Priority Security Documents or (ii) consent or object to the exercise by the Second Priority Representative or any other Second Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the Second Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (3), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (4) it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Second Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Second Priority Secured Party shall be liable for, any action taken or omitted to be taken by any Second Priority Secured Party with respect to the Common Collateral or pursuant to the Second Priority Documents to the extent done in conformance with the terms of this Agreement;
     (5) it will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Third Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Third Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Third Priority Security Document;
     (6) it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Third Priority Security Documents;
     (7) it will seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
       3.3 Judgment Creditors. In the event that any Second Priority Secured Party or Third Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations and the Second Priority Liens and the Second Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations or the Third Priority Obligations are subject to the terms of this Agreement.
       3.4 Cooperation. The Second Priority Representative, on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, each agree that each of them shall take such actions as the First Priority Representative shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein. Following the occurrence of the First Priority Obligations Payment Date, the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that each of them shall take such actions as the Second Priority Representative shall request in connection with the exercise by the Second Priority Secured Parties of their rights set forth herein
       3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party.
       3.6 Actions Upon Breach. (a) If any Second Priority Secured Party or Third Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Secured Representative (or, after the occurrence of the First Priority Obligations Payment Date, the Second Priority Secured Representative), may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party (or, after the occurrence of the First Priority Obligations Payment Date, any Second Priority Secured Party) may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

     (b) Should any Second Priority Secured Party or Third Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party or, following the occurrence of the First Priority Obligations Payment Date, any Second Priority Secured Party (in each case in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party or Third Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party and the Third Priority Representative on behalf of each Third Priority Secured Party that (i) the First Priority Secured Parties’ and (following the occurrence of the First Priority Obligations Payment Date) Second Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party and Third Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties or (following the occurrence of the First Priority Obligations Payment Date) Second Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
     3.7 Rights of Junior Secured Parties. Notwithstanding anything in this Article 3, the Second Priority Representative and any Second Priority Secured Party, and the Third Priority Representative and any Third Priority Secured Party, may: (i) file a claim, proof of claim or statement of interest with respect to the Second Priority Obligations or Third Priority Obligations, respectively, provided that an Insolvency Proceeding has been commenced by or against any Loan Party; (ii) take any action not adverse to the priority status of the Liens on the Common Collateral securing the First Priority Obligations or the Second Priority Obligations, respectively, or the rights of the First Priority Representative or the First Priority Secured Parties or the Second Priority Representative or the Second Priority Secured Parties to exercise remedies in respect thereof in accordance with the terms of this Agreement, in order to create, perfect, preserve or protect their respective Liens on the Common Collateral; or (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Representative or Second Priority Secured Parties, or the Third Priority Representative or Third Priority Secured Parties, respectively, including any claims secured by the Common Collateral, in each case in accordance with the terms of this Agreement.
     SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.
     4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral pursuant to an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred; second to the Second Priority Representative for application to the Second Priority Obligations in accordance with the terms of the Second Priority Documents, until the Second Priority Obligations Payment Date has occurred and thereafter, to the Third Priority Representative for application in accordance with the Third Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party or Third Priority Secured Party in violation of this Agreement (other than payments of Second Priority Obligations or Third Priority Obligations received, respectively, by the Second Priority Representative or Third Priority Representative in the ordinary course of business, without notice of being received in violation of this agreement, and distributed to the Second Priority Secured Parties or Third Priority Secured Parties entitled to receive such payments made in the ordinary course) shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party and Third Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative and the Third Priority Representative (which authorization, being coupled with an interest, is irrevocable). After the occurrence of the First Priority Obligations Payment Date and until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Third Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Second Priority Representative, for the benefit of the Second Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Third Priority Secured Party hereby authorizes the Second Priority Representative to make any such endorsements as agent for the Third Priority Representative (which authorization, being coupled with an interest, is irrevocable).
     4.2 Releases of Second Priority Lien and Third Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is expressly prohibited by the Second Priority Agreement or the Third Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding), the Second Priority Lien and the Third Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person; provided, however, that if the total amount of outstanding First Priority Obligations plus the amount of any unfunded commitments then outstanding with respect to the First Priority Agreement is (or would become in connection with such release, sale or disposition) less than $20,000,000.00, any such release must be consented to by the Second Priority Representative.
     (b) The Second Priority Representative and the Third Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien and the Third Priority Lien described in paragraph (a). The Second Priority Representative and the Third Priority Representative hereby appoint the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and the Third Priority Representative and in the name of the Second Priority Representative and the Third Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

     (c) After the occurrence of the First Priority Obligations Payment Date, upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the Second Priority Documents that results in the release of the Second Priority Lien on any Common Collateral (excluding any sale or other disposition that is expressly prohibited by the Third Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding), the Third Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the Second Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.
     (d) The Third Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Second Priority Representative shall request to evidence any release of the Third Priority Lien described in paragraph (c). The Third Priority Representative hereby appoints the Second Priority Representative and any officer or duly authorized person of the Second Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Third Priority Representative and in the name of the Third Priority Representative or in the Second Priority Representative’s own name, from time to time, in the Second Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or Third Priority Secured Party or liability to any Second Priority Secured Party or Third Priority Secured Party. Following the occurrence of the First Priority Obligations Payment Date, any Second Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the Second Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Third Priority Secured Party or liability to any Third Priority Secured Party.
     (b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative and the Third Priority Representative shall have the right to be named as additional insureds and loss payees so long as their second and third lien status, respectively, is identified in a manner satisfactory to the First Priority Representative); (ii) as between the Secured Parties, to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) as between the Secured Parties, to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Following the occurrence of the First Priority Obligations Payment Date and until the Second Priority Obligations Payment Date has occurred, the Second Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Third Priority Representative shall have the right to be named as additional insured and loss payee so long as its third lien status is identified in a manner satisfactory to the Second Priority Representative); (ii) as between the Secured Parties, to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) as between the Secured Parties, to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
     SECTION 5. Insolvency Proceedings.
     5.1 Filing of Motions. (a) Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties that no Second Priority Secured Party shall, and the Third Priority Representative agrees on behalf of itself and the other Third Priority Secured Parties that no Third Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise in each such case if such action is inconsistent with the terms and limitations on the Second Priority Representative and the Third Priority Representative imposed hereby; provided that the Second Priority Representative and the Third Priority Representative may file proof of claims in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative and the Third Priority Representative imposed hereby.
     (b) Until the Second Priority Obligations Payment Date has occurred, the Third Priority Representative agrees on behalf of itself and the other Third Priority Secured Parties that no Third Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Second Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Third Priority Representative may file proof of claims in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Third Priority Representative imposed hereby.
     5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties, and the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, that each Second Priority Secured Party and Third Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and the Third Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice; provided, however, that (1) the total principal amount available under such DIP Financing, when added to the total amount of outstanding principal under the First Priority Agreement at the time of such DIP Financing shall not exceed 110% of what the total amount of outstanding principal under the First Priority Agreement was on the date of commencement of such Insolvency Proceeding, and (2) the terms of such DIP Financing or cash collateral use order (A) do not compel the applicable Loan Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Common Collateral prior to a default under the DIP Financing documentation or cash collateral use order.
     5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative. The Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative and the Second Priority Representative.
     5.4 Adequate Protection. (a) The Second Priority Representative, on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agree that none of them shall object, contest, or support any other Person objecting to or contesting, (1) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (2) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (3) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and any of the Third Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations and Third Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that the Second Priority Representative and the Third Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of themselves as Secured Parties and the Second Priority Secured Parties and the Third Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself as a Second Priority Secured Party and the Second Priority Secured Parties, or the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, seek or accept adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself as a Second Priority Secured Party or any of the Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, agree that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations and/or the Third Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations and/or the Third Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself as a Second Priority Secured Party and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agree that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.
     (b) The Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (1) any request by the Second Priority Representative or the other Second Priority Secured Parties for adequate protection or any adequate protection provided to the Second Priority Representative or the other Second Priority Secured Parties or (2) any objection by the Second Priority Representative or any other Second Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (3) the payment of interest, fees, expenses or other amounts to the Second Priority Representative or any other Second Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the Second Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Second Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Third Priority Representative, on behalf of itself and any of the Third Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Second Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Third Priority Obligations are so subordinated to the Second Priority Obligations under this

Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Second Priority Secured Parties, provided, however, that the Third Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Third Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, agrees that the Second Priority Representative shall also be granted a senior Lien on such additional collateral as security for the Second Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Third Priority Obligations shall be subordinated to the Liens on such collateral securing the Second Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Second Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Third Priority Obligations are subordinated to such Second Priority Obligations under this Agreement. The Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the Second Priority Representative. .
     (c) Nothing contained herein shall be deemed to prevent the Second Priority Representative, any Second Priority Secured Party, the Third Priority Representative or any Third Priority Secured Party from making any application in any Insolvency Proceeding to receive cash payment of post-petition interest, expenses or fees at any point during the Insolvency Proceeding.
     5.5 Avoidance Issues. (a) If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “First Priority Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such First Priority Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such First Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties and the Third Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     (b) If any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Second Priority Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Second Priority Obligations shall be reinstated to the extent of such Second Priority Recovery and deemed to be outstanding as if such payment had not occurred and the Second Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Second Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Third Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     5.6 Asset Dispositions in an Insolvency Proceeding. (a) None of the Second Priority Representative, the Third Priority Representative, any other Second Priority Secured Party nor any other Third Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative, the Third Priority Secured Party and each other Second Priority Secured Party and Third Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets, provided, however, that the Lien of the Second Priority Representative, the Third Priority Representative and each other Second Priority Secured Party and Third Priority Secured Party shall continue in the proceeds of any such sale or disposition, which Lien shall be governed by the terms of this Agreement; and provided further, that that if the total amount of outstanding First Priority Obligations plus the amount of any unfunded commitments then outstanding with respect to the First Priority Agreement is (or would become in connection with such sale or disposition) less than $20,000,000.00, any such release must be consented to by the Second Priority Representative.
     (b) Neither the Third Priority Representative nor any other Third Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the Second Priority Secured Parties, and the Third Priority Representative and each other Third Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Second Priority Secured Parties and to have released their Liens on such assets, provided, however, that the Lien of the Third Priority Representative and each other Third Priority Secured Party shall continue in the proceeds of any such sale or disposition, which Lien shall be governed by the terms of this Agreement.
     5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party and Third Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents, the Second Priority Security Documents and the Third Priority Security Documents constitute three separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations are each fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties, Second Priority Secured Parties and Third Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than three separate classes of first, second and third priority secured claims), then the Second Priority

Secured Parties and Third Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were three separate classes of first, second and third priority secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties and the Third Priority Secured Parties), (i) the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties and the Third Priority Secured Parties, with the Second Priority Secured Parties and Third Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties and Third Priority Secured Parties; and (ii) following the application of clause (i) hereto, the Second Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Third Priority Secured Parties, with the Third Priority Secured Parties hereby acknowledging and agreeing to turn over to the Second Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Priority Secured Parties.
     5.8 No Waivers of Rights of First Priority Secured Parties and Second Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party or Third Priority Secured Party, including the seeking by any Second Priority Secured Party or Third Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party or Third Priority Secured Party of any of its rights and remedies under the Second Priority Documents, the Third Priority Documents or otherwise, or limit the Second Priority Representative or any other Second Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Third Priority Secured Party, including the seeking by any Third Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Third Priority Secured Party of any of its rights and remedies under the Third Priority Documents or otherwise.
     5.9 Other Matters. (a) To the extent that the Second Priority Representative as a Second Priority Secured Party or any Second Priority Secured Party, or the Third Priority Representative or any Third Priority Secured Party, has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, not to assert any of such rights without the prior written consent of the First Priority Representative; provided that if requested by the First Priority Representative, the Second Priority Representative and/or the Third Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.
     (b) To the extent that the Third Priority Representative or any Third Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the

Common Collateral, the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties not to assert any of such rights without the prior written consent of the Second Priority Representative; provided that if requested by the Second Priority Representative, the Third Priority Representative shall timely exercise such rights in the manner requested by the Second Priority Representative, including any rights to payments in respect of such rights.
     5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
     SECTION 6. Second Priority Documents and First Priority Documents.
     (a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.
     (b) Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.
     (c) Each Loan Party and the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Third Priority Documents in violation of this Agreement.
     SECTION 7 . Reliance; Waivers; etc.
     7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself as a Second Priority Secured Party and the Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, expressly waive all notice of the acceptance of and reliance on this Agreement by the First Priority Representative and the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative, on behalf of itself and the First Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the Third Priority Secured Parties, expressly waive all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties. The Third Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative, on behalf of itself and the First Priority Secured Parties, and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waive all notices of the acceptance of and reliance by the Third Priority Representative and the Third Priority Secured Parties.
     7.2 No Warranties or Liability. The Third Priority Representative, the Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document, any other Second Priority Document or any other Third Priority Document. Except as otherwise provided in this Agreement, the Third Priority Representative, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents, the Second Priority Documents or the Third Priority Documents.
     SECTION 8. Obligations Unconditional.
     8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties and the Third Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;
     (c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, the Third Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.
     8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties and the Third Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Second Priority Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party or Third Priority Secured Party in respect of this Agreement.
     8.3 Third Priority Obligations Unconditional. All rights and interests of the Third Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties and the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Third Priority Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Third Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Third Priority Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Third Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Third Priority Obligations or any First Priority Secured Party or Second Priority Secured Party in respect of this Agreement.
     SECTION 9. Purchase Option.
     9.1 Purchase Notice. Upon (i) notice by the First Priority Representative (a “Trigger Notice”) to the Second Priority Representative, which notice shall be delivered not less than 10 business days prior to the earlier to occur of (a) the acceleration of the First Priority Obligations in accordance with the terms of the First Priority Documents, or (b) the commencement of an Enforcement Action by the First Priority Representative or any First Priority Secured Party, or, if earlier (ii) the occurrence of any event described in clauses (i)(a) or (i)(b) above (a “Trigger Event”), Holders of the Second Priority Obligations participating in such a purchase shall have the option, at any time upon ten (10) business days’ prior written notice to the First Priority Representative on behalf of the First Priority Creditors (the “Purchase Notice”) to purchase all of the First Priority Obligations from the First Priority Creditors pursuant to the assignment provisions contained in the First Priority Agreement. The Purchase Notice shall be irrevocable. Any number of the Holders of the Second Priority Obligations agreeing as a group to purchase the entire aggregate may exercise such purchase option. For the avoidance of doubt, each Holder of Second Priority Obligations shall have the option to purchase up to such Holder’s pro rate share

(such pro rate share based on those Holders of Second Priority Obligations participating in such purchase) and this right may be exercised by any number of Holders of Second Priority Obligations to purchase the entire aggregate amount of the outstanding First Priority Obligations. If such Holders of Second Priority Obligations exercise such purchase option, it shall be exercised pursuant to documentation consistent with this Article 9 and otherwise mutually acceptable to each of the First Priority Representative and such Holders.
     9.2 Cessation of Enforcement Action. The Second Priority Representative may send to the First Priority Representative on behalf of the First Priority Creditors the Purchase Notice referred to in Section 9.1 above within 10 business days of receipt of such Trigger Notice (or, if earlier, the occurrence of such Trigger Event), in which event, First Priority Representative and the First Priority Creditors shall not (a) accelerate any of the First Priority Obligations, (b) commence any Enforcement Action or (c) request that the Second Priority Representative release any Second Priority Lien, as the case may be, provided, that, the parties shall endeavor to use commercially reasonable means to close the sale of the First Priority Obligations to such Holders requesting such sale pursuant to Section 9.1 hereof, as promptly as possible thereafter and in no event later than 20 business days after receipt of the Purchase Notice.
     9.3 Sale. On the date of the consummation of the sale of First Priority Obligations to the Holders requesting such sale pursuant to Section 9.1 hereof, First Priority Creditors shall sell to such Holders, and such Holders shall purchase from First Priority Creditors, the First Priority Obligations, provided that, First Priority Creditors shall retain all rights to be indemnified or held harmless by Borrower and the other Loan Parties in accordance with the terms of the First Priority Agreement but shall not retain any rights to the security therefor.
     9.4 Purchase. Upon the date of such purchase and sale, Second Priority Creditors shall:
     (a) pay in cash to First Priority Representative on behalf of First Priority Creditors as the purchase price therefor the full amount of all the First Priority Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses (including default interest)), if any;
     (b) furnish cash collateral to First Priority Representative in such amounts as First Priority Representative determines is reasonably necessary to secure First Priority Creditors in connection with any issued and outstanding letters of credit provided by First Priority Creditors (or letters of credit that First Priority Creditors have arranged to be provided by third parties pursuant to the financing arrangements of First Priority Creditors with Borrower or any other Loan Party) to Borrower or any Party (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and
     (c) agree to reimburse on demand First Priority Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the First Priority Obligations, and/or as to which any First Priority Creditor has not yet received final payment.
     Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Priority Representative in New York, New York, as First Priority Representative

may designate in writing to Second Priority Representative for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the Holders requesting such sale pursuant to Section 9.1 hereof to the bank account designated by First Priority Representative are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by the Holders requesting such sale pursuant to Section 9.1 hereof to the bank account designated by First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.
     9.5 Terms of Purchase. Such purchase shall be expressly made without representation or warranty of any kind by any First Priority Creditor as to the First Priority Obligations or otherwise and without recourse to any First Priority Creditor, except that each First Priority Creditor shall represent and warrant: (a) the amount of its portion of the First Priority Obligations being purchased, (b) that such First Priority Creditor owns its portion of the First Priority Obligations free and clear of any Liens or encumbrances and (c) such First Priority Creditor has the right and power to assign such First Priority Obligations and the assignment has been duly authorized by all necessary corporate action by such First Priority Creditor.
     SECTION 10. Miscellaneous.
     10.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document, any Second Priority Document or any Third Priority Document, the provisions of this Agreement shall govern.
     10.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date and the Second Priority Obligations Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.
     10.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative, the Second Priority Representative and the Third Priority Representative, and, in the case of amendments or modifications that affects the rights or duties of, or imposes additional obligations or liabilities on, any Loan Party, such Loan Party.
     (b) It is understood that the First Priority Representative, the Second Priority Representative and the Third Priority Representative, without the consent of any other First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations, Second Priority Obligations or Third Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations, Second Priority Obligations or Third Priority Obligations, provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement, Second Priority Agreement and Third Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations, Second Priority Obligations or Third Priority Obligations, as applicable.
     10.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Third Priority Representative, the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations, the Second Priority Obligations or the Third Priority Obligations. The Third Priority Representative, the Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Third Priority Representative, the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
     10.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     10.6 Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party, each Third Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party, Second Priority Secured Party or Third Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
     (b) Each First Priority Secured Party, each Second Priority Secured Party, each Third Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     10.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     10.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties, Second Priority Secured Parties and Third Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
     10.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     10.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     10.11 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent (i) any Second Priority Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Second Priority Agreement or to demand payment under any guarantee in respect thereof, or (ii) any Third Priority Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Third Priority Agreement or to demand payment under any guarantee in respect thereof.
     10.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     10.13 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 to the Guarantee and Collateral Agreement referred to in the First Priority Agreement.

     10.14 Rights as Unsecured Creditors. Notwithstanding anything to the contrary herein, it is understood and agreed that the Second Priority Secured Parties and the Third Priority Secured Parties may exercise rights and remedies as unsecured creditors.
     10.15 No Fiduciary Duties. None of the First Priority Representative, the Second Priority Representative or the Third Priority Representative shall have a fiduciary duty with any other Person with respect to any acts under this Agreement.
     10.16 Subordination Provisions. Each of the parties hereto recognizes and acknowledges that, pursuant to Article X of the Existing Third Priority Agreement, the Third Priority Obligations are subordinated in right of payment to the First Priority Obligations and the Second Priority Obligations, and the Third Priority Representative acknowledges that the First Priority Representative and the Second Priority Representative are third party beneficiaries to such subordination provisions and have the right to seek to enforce such provisions on behalf of the First Priority Secured Parties and the Second Priority Secured Parties, as applicable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:	/s/ Geoff Benson
Name:	Geoff Benson
Title:	Vice President

Address for Notices:

Attention:
Telecopy No.:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent, as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Assistant Vice President

Address for Notices:

Attention:
Telecopy No.:

MERRILL LYNCH PCG, INC., as Third Priority Representative for and on behalf of the Third Priority Secured Parties

By:	/s/ Neven Viducis
Name:	Neven Viducis
Title:	Vice President

Address for Notices:

Attention:
Telecopy No.:

LIBBEY GLASS INC.

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

LIBBEY INC.

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

LGA3 CORP.

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

THE DRUMMOND GLASS COMPANY

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

LGA4 CORP.

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel, and Secretary

Address for Notices:

Attention:
Telecopy No.:

SYRACUSE CHINA COMPANY

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel, and Secretary

Address for Notices:

Attention:
Telecopy No.:

LGFS INC.

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel, and Secretary

Address for Notices:

Attention:
Telecopy No.:

WORLD TABLEWARE INC.

By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

TRAEX COMPANY

By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

LGC CORP.

By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

LGAC LLC

By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	Vice President, General Counsel and Secretary

Address for Notices:

Attention:
Telecopy No.:

Attention:
Telecopy No.:

LIBBEY.COM LLC

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel, and Secretary

Address for Notices:

Attention:
Telecopy No.:

CRISA INDUSTRIAL, L.L.C.

By:	/s/ Susan A. Kovach
Name:	Susan A. Kovach
Title:	Vice President, General Counsel, and Secretary

Address for Notices:

Attention:
Telecopy No.: